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                                                                    EXHIBIT 99.3



                                    FORM OF
                              AFFILIATE AGREEMENT

        THIS AFFILIATE AGREEMENT ("Affiliate Agreement") is being executed and delivered as of May __, 1999 by ________________ ("Stockholder") in favor of and for the benefit of BOX HILL SYSTEMS CORP., a New York corporation ("Parent") and ARTECON, INC., a Delaware corporation (the "Company").

                                    RECITALS

        A. Stockholder is a stockholder of, and/or is an officer and/or director of, the Company.

        B. Parent, the Company and BH Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger dated as of April 29, 1999 (the "Merger Agreement"), providing for the merger of Merger Sub into the Company (the "Merger"). The Merger Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the common stock of the Company and preferred stock of the Company will receive shares of common stock of Parent (the "Parent Shares") in exchange for their shares of capital stock of the Company and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Stockholder will receive Parent Shares in the Merger.

        C. Stockholder understands that the Parent Shares being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that Stockholder may be deemed an "affiliate" of Parent: (i) as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests" under Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"), and under other applicable "pooling of interests" accounting requirements.

                                    AGREEMENT

        Stockholder, intending to be legally bound, agrees as follows:

        1. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Parent and the Company as follows:

               (a) Stockholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of outstanding shares of common stock of the Company set forth beneath Stockholder's signature on the signature page hereof (the "Company Shares"), and Stockholder has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies (other than that certain proxy granted to Parent in connection with the Merger), charges, encumbrances or restrictions of any nature. Stockholder has the sole right to dispose of the Company Shares and shares the right to vote the Company Shares with Parent pursuant to the proxy granted to Parent in connection with the Merger.



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               (b) Stockholder is the holder of options to purchase the number of shares of common stock of the Company set forth beneath Stockholder's signature on the signature page hereof (the "Company Options"), and Stockholder has good and valid title to the Company Options, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies (other than that certain proxy granted to Parent in connection with the Merger), charges, encumbrances or restrictions of any nature. The Company Shares and the Company Options are referred to herein collectively as the "Company Securities."

               (c) Stockholder does not own, of record or beneficially, directly or indirectly, any securities of the Company other than the Company Securities.

               (d) Stockholder has carefully read this Affiliate Agreement and, to the extent Stockholder felt necessary, has discussed with counsel the limitations imposed on Stockholder's ability to sell, transfer or otherwise dispose of or reduce the Stockholder's interest in or risk related to the Company Securities, the Parent Shares, any other securities of the Company that stockholder may acquire after the date hereof, and the options to purchase shares of Parent Common Stock that Stockholder is to receive in respect of the Company Options in connection with the Merger. Stockholder fully understands the limitations this Affiliate Agreement places upon Stockholder's ability to sell, transfer or otherwise dispose of or reduce the Stockholder's interest in or risk related to the securities of the Company and securities of Parent.

               (e) Stockholder understands that the representations, warranties and covenants set forth in this Affiliate Agreement will be relied upon by Parent and its counsel and accountants for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests" and for purposes of determining whether Parent and the Company should proceed with the Merger.

        2.     PROHIBITIONS AGAINST TRANSFER.

               (a) Stockholder agrees that, during the period from the date 30 days prior to the date of consummation of the Merger through the date on which financial results covering at least 30 days of post-Merger combined operations of Parent and the Company have been published by Parent (within the meaning of the applicable "pooling of interests" accounting requirements):

                      (i) Stockholder shall not sell, transfer, pledge, hypothecate (including without limitation for margin accounts or hedge the value of the shares) or otherwise dispose of, or reduce Stockholder's interest in or risk relating to, (A) any capital stock of the Company (including, without limitation, the Company Shares and any additional shares of capital stock of the Company acquired by Stockholder, whether upon exercise of a stock option or otherwise), except pursuant to and upon consummation of the Merger, or (B) any Company Options or other right to purchase any shares of capital stock of the Company, except pursuant to and upon consummation of the Merger; and

                      (ii) Stockholder shall not sell, transfer, pledge, hypothecate (including without limitation for margin accounts or hedge the value of the shares) or otherwise dispose of, or reduce Stockholder's interest in or risk relating to, (A) any shares of capital



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        stock of Parent (including without limitation the Parent Shares and any additional shares of capital stock of Parent acquired by Stockholder, whether upon exercise of a stock option or otherwise), or (B) any option or other right to purchase any shares of capital stock of Parent.

               (b) Stockholder agrees that Stockholder shall not effect any sale, transfer or other disposition of any Parent Shares unless:

                      (i) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; or

                      (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act.

        3.     STOP TRANSFER INSTRUCTIONS; LEGEND.

               Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

               "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF MAY__, 1999, BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

        4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Stockholder set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

        5. SPECIFIC PERFORMANCE. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent and the Company shall be entitled (in addition to any other remedy that may be available to Parent) to:
(a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and
(b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent, the Company nor any other person or entity shall be required to obtain, furnish or



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post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        6. OTHER AGREEMENTS. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent or the Company under the Merger Agreement, or any of the rights or remedies of Parent or the Company or any of the obligations of Stockholder under any agreement between Stockholder and Parent or the Company or any certificate or instrument executed by Stockholder in favor of Parent or the Company; and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or the Company or any of the obligations of Stockholder under this Affiliate Agreement.

        7. NOTICES. Any notice or other communication required or permitted to be delivered to Stockholder, Parent or the Company under this Affiliate Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

               IF TO PARENT:

                      BOX HILL SYSTEMS CORP.
                      161 Avenue of the Americas
                      New York, NY 10013
                      Attn:  Philip Black
                      Fax: (212) 645-4756

               IF TO THE COMPANY:

                      ARTECON, INC.
                      6305 El Camino Real
                      Carlsbad, CA  92009-1606
                      Attn:  James Lambert
                      Fax: (760) 431-4419

               IF TO STOCKHOLDER:

                      ____________________________________

                      ____________________________________

                      ____________________________________

                      Attn:_______________________________

                      Fax: (___) _________________________



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        8. SEVERABILITY. If any provision of this Affiliate Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Affiliate Agreement. Each provision of this Affiliate Agreement is separable from every other provision of this Affiliate Agreement, and each part of each provision of this Affiliate Agreement is separable from every other part of such provision.

        9. APPLICABLE LAW. This Affiliate Agreement is made under, and shall be construed and enforced in accordance with, the laws of New York applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

        10. WAIVER; TERMINATION. No failure on the part of Parent or the Company to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither the Company nor Parent shall be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent or the Company as the case may be; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Merger Agreement is terminated, this Affiliate Agreement shall thereupon terminate.

        11. FURTHER ASSURANCES. Stockholder shall execute and/or cause to be delivered to Parent and the Company such instruments and other documents and shall take such other actions as Parent or the Company may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

        12. ENTIRE AGREEMENT. This Affiliate Agreement, the Merger Agreement and any Voting Agreement between Stockholder, Parent and the Company collectively set forth the entire understanding of Parent, the Company and Stockholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent, the Company and Stockholder relating to the subject matter hereof and thereof.

        13. NON-EXCLUSIVITY. The rights and remedies of Parent and the Company hereunder are not exclusive of or limited by any other rights or remedies which Parent or the Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).



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        14. AMENDMENTS. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company and Stockholder.

        15. ASSIGNMENT. This Affiliate Agreement and all obligations of Stockholder hereunder are personal to Stockholder and may not be transferred or delegated by Stockholder at any time. Parent and the Company may freely assign any or all of their respective rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Stockholder.

        16. BINDING NATURE. Subject to Section 15, this Affiliate Agreement will inure to the benefit of Parent and the Company and their respective successors and assigns and will be binding upon Stockholder and Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns.

        17. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.



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        Stockholder has executed this Affiliate Agreement on May __, 1999.


                                             ___________________________________
                                                          [Name]


NUMBER OF OUTSTANDING SHARES OF
COMMON STOCK OF THE COMPANY
HELD BY STOCKHOLDER:

_______________________________

NUMBER SHARES OF COMMON STOCK OF THE COMPANY
SUBJECT TO OPTIONS HELD BY STOCKHOLDER:

_______________________________